UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2000

SUNRISE ASSISTED LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20765	54-1746596
(State or other jurisdiction of	(Commission	(I.R.S. Employer

incorporation of organization)	File Number)	Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

      On September 30, 2000, Sunrise Assisted Living, Inc. completed the previously announced sale of 11 assisted living communities to Metropolitan Senior Housing, LLC, a real estate venture company formed by AEW Capital Management, on behalf of a public pension fund client, and Sunrise. AEW Capital Management has a 75% ownership interest in Metropolitan Senior Housing, LLC and Sunrise has a 25% ownership interest in Metropolitan Senior Housing, LLC. Metropolitan Senior Housing, LLC closed on the remaining eight properties for an aggregate purchase price of $111 million. The eight properties have a total resident capacity of 684 and are located in seven states. Metropolitan assumed approximately $75 million of debt secured by the eight properties. On June 29, 2000, Sunrise closed on the first three properties for an aggregate purchase price of $44 million.

      The Sunrise Management Services Division will continue to operate the communities under long-term operating agreements. Sunrise will use the net proceeds from the transaction for general corporate purposes, which may include debt reduction, continuance of the company’s repurchase program and future development needs.

Metropolitan also has an option to purchase three additional Sunrise properties located in New York, Illinois and California on or before June 30, 2001.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

Not applicable

(b)	Pro Forma Financial Information

Unaudited Pro Forma Consolidated Financial Information of

Sunrise Assisted Living, Inc.	4

Unaudited Pro Forma Consolidated Balance Sheet at

June 30, 2000	5

Unaudited Pro Forma Consolidated Statement of Income

for the Six Months Ended June 30, 2000	6

Unaudited Pro Forma Consolidated Statement of Income

for the Year Ended December 31, 1999	7

Notes to Unaudited Pro Forma Consolidated Financial

Information	8

(c)	Exhibits

2.1	Limited Liability Company Agreement of Metropolitan Senior Housing, LLC, a Delaware Limited Liability Company, dated as of June 29, 2000 (Exhibit 10.1 to Sunrise’s Form 10-Q for the quarter ended June 30, 2000).

2.2	Purchase and Sale Agreement dated as of June 29, 2000, by and between certain Sunrise affiliates and Metropolitan Senior Housing, LLC for the sale of three (3) properties (Exhibit 10.2 to Sunrise’s Form 10-Q for the quarter ended June 30, 2000).

2.3	Purchase and Sale Agreement dated as of June 29, 2000, by and between certain Sunrise affiliates and Metropolitan Senior Housing, LLC for the sale of eight (8) properties (Exhibit 10.3 to Sunrise’s Form 10-Q for the quarter ended June 30, 2000).

SUNRISE ASSISTED LIVING, INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

      The following statements set forth the unaudited pro forma financial information of Sunrise Assisted Living, Inc. giving effect to the sale of the 11 properties to Metropolitan Senior Housing, LLC for cash and assumption by the purchaser of certain outstanding debt. The unaudited pro forma consolidated balance sheet gives effect to the sale of the eight properties sold on September 30, 2000 as if it had been consummated on June 30, 2000. The sale of the first three properties occurred on June 29, 2000 and is already reflected in the June 30, 2000 unaudited consolidated balance sheet included in Sunrise’s Form 10-Q for the quarter ended June 30, 2000. The unaudited pro forma consolidated income statements for the six months ended June 30, 2000 and the year ended December 31, 1999 give effect to the sale as if it had occurred as of the beginning of each period presented. The unaudited pro forma consolidated statements do not purport to be indicative of the financial position or results of operations for future periods or indicative of the results that actually would have been realized had the sale taken place at June 30, 2000 or during the periods covered by the income statements. The pro forma adjustments are based on available information and adjustments that management believes are reasonable. The unaudited pro forma consolidated financial statements should be read in conjunction with Sunrise’s audited consolidated financial statements for the year ended December 31, 1999 (included in Form 10-K for the year ended December 31, 1999) and its unaudited consolidated financial statements for the period ended June 30, 2000 (included in Form 10-Q for the six months ended June 30, 2000) and the accompanying notes.

SUNRISE ASSISTED LIVING, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2000
(dollars in thousands)

		Pro Forma
	Historical	Adjustments		Pro Forma

ASSETS

Current Assets:

Cash and cash equivalents	$40,725	$26,938	A	$67,663

Accounts receivable, net	18,081			18,081

Notes receivable	3,229			3,229

Deferred income taxes	2,470			2,470

Assets held for sale	34,356			34,356

Prepaid expenses and other current assets	53,191	—		53,191

Total current assets	152,052	26,938		178,990

Property and equipment, net	817,552	(72,957	) B	744,595

Notes receivable	63,530			63,530

Management contracts and leaseholds, net	24,713			24,713

Costs in excess of assets acquired, net	35,162			35,162

Investments in unconsolidated assisted living facilities, net	26,409	54	C	26,463

Investments	5,750			5,750

Other assets	25,908	(2,042	) C	23,866

Total assets	$1,151,076	$(48,007)		$1,103,069

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:

Accounts payable	$4,082	$—		$4,082

Accrued expenses and other current liabilities	23,928			23,928

Deferred revenue	7,524	26,778	D	34,302

Current maturities of long-term debt	117,493	(903	) E	116,590

Total current liabilities	153,027	25,875		178,902

Long-term debt, less current maturities	625,235	(73,882	) E	551,353

Investments in unconsolidated assisted living facilities	3,180			3,180

Deferred income taxes	22,128			22,128

Other long-term liabilities	3,698	—		3,698

Total liabilities	807,268	(48,007)		759,261

Minority interests	3,841			3,841

Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—			—

Common stock, $0.01 par value, 60,000,000 shares authorized, 21,654,577 and 21,938,742 shares issued and outstanding in 2000 and 1999	217			217

Additional paid-in capital	299,864			299,864

Retained earnings	39,886	—		39,886

Total stockholders’ equity	339,967	—		339,967

Total liabilities and stockholders’ equity	$1,151,076	$(48,007)		$1,103,069

See accompanying notes to unaudited pro forma consolidated financial information.

SUNRISE ASSISTED LIVING, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2000
(in thousands, except per share data)

		Pro Forma
	Historical	Adjustments		Pro Forma

Operating revenue:

Resident fees	$133,552	$(20,039	) F	$113,513

Management and contract services	12,824	1,202	G	14,026

Income from property sales	12,755	15,475	H	28,230

Total operating revenue	159,131	(3,362)		155,769

Operating expenses:

Facility operating	82,163	(12,298	) F	69,865

Management and contract services	4,384			4,384

Facility development and pre-rental	3,209			3,209

General and administrative	13,632			13,632

Depreciation and amortization	15,986	(1,703	) F	14,283

Facility lease	5,435	—		5,435

Total operating expenses	124,809	(14,001)		110,808

Income from operations	34,322	10,639		44,961

Interest income (expense):

Interest income	6,229			6,229

Interest expense	(24,049)	3,017	F	(21,032)

Total interest expense	(17,820)	3,017		(14,803)

Equity in losses of unconsolidated assisted living facilities	(1,590)	277	J	(1,313)

Minority interests	(165)	—		(165)

Income before income taxes	14,747	13,933		28,680

Provision for income taxes	(5,752)	(5,434	) K	(11,186)

Net income	$8,995	$8,499		$17,494

Net income per common share — Basic	$0.41			$0.80

Weighted average common shares outstanding	21,819			21,819

Net income per common share — Diluted	$0.41			$0.79

Weighted average common shares outstanding	22,026			22,026

See accompanying notes to unaudited pro forma consolidated financial information.

SUNRISE ASSISTED LIVING, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1999
(in thousands, except per share data)

		Pro Forma
	Historical	Adjustments		Pro Forma

Operating revenue:

Resident fees	$217,397	$(36,833	) F	$180,564

Management and contract services	30,805	2,209	G	33,014

Income from property sales	7,017	40,050	I	47,067

Total operating revenue	255,219	5,426		260,645

Operating expenses:

Facility operating	131,055	(22,464	) F	108,591

Management and contract services	6,439			6,439

Facility development and pre-rental	7,184	(3	) F	7,181

General and administrative	20,715			20,715

Depreciation and amortization	25,448	(6,085	) F	19,363

Facility lease	7,903			7,903

Non-recurring charge	5,069	—		5,069

Total operating expenses	203,813	(28,552)		175,261

Income from operations	51,406	33,978		85,384

Interest income (expense):

Interest income	10,849			10,849

Interest expense	(32,599)	1,811	F	(30,788)

Total interest expense	(21,750)	1,811		(19,939)

Equity in losses of unconsolidated assisted living facilities	(1,239)	767	J	(472)

Minority interests	(376)	—		(376)

Income before income taxes	28,041	36,556		64,597

Provision for income taxes	(7,828)	(10,236	) K	(18,064)

Net income	$20,213	$26,320		$46,533

Net income per common share —Basic	$0.96			$2.21

Weighted average common shares outstanding	21,045			21,045

Net income per common share —Diluted	$0.94			$2.16

Weighted average common shares outstanding	21,589			21,589

      See accompanying notes to unaudited pro forma consolidated financial information.

SUNRISE ASSISTED LIVING, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

A.	Reflects the estimated net cash proceeds to Sunrise from the sale of the remaining eight properties.

B.	Reflects the net property, plant and equipment of the remaining eight properties sold.

C.	Reflects the deferred financing costs associated with the debt assumed of

$2.0 million and the investment in joint venture of $0.05 million.

D.	Reflects the estimated total amount of gain on the sale of the remaining eight properties as if the transaction was consummated on June 30, 2000.

E.	Reflects the debt outstanding on the remaining eight properties that is assumed upon the sale of the eight properties.

F.	Reflects the elimination of the consolidated operating results of the eleven properties sold.

G.	Reflects the recording of a management fee equal to approximately 7% of operating revenues as described in the operating agreements, as Sunrise will manage the eleven properties after the sale.

H.	Reflects the recognition of an additional quarter of the deferred revenue from the sale of the original three properties and approximately one-half of the gain associated with the sale of the remaining eight properties,

assuming all necessary contingencies have been met or waived. The actual gain will differ from this amount due to the transaction actually occurring on September 30, 2000.

I.	Reflects the recognition of all of the gain associated with the sale of the eleven properties, assuming all necessary contingencies have been met or waived.

J.	Sunrise retains a 25% ownership interest in the joint venture that purchased the properties. Reflects the 25% equity in earnings of the properties.

K.	Reflects the income tax effects of eliminating the consolidated operating results, including the management fee, equity in earnings, the gain recognition at a 39% income tax rate for the six-months ended June 30,

2000 and the gain recognition at a 28% income tax rate for the twelve-months ended December 31, 1999.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE ASSISTED LIVING, INC. (Registrant)

Date: October 13, 2000	By: /s/ Larry E. Hulse

Larry E. Hulse
Chief Financial Officer

Date: October 13, 2000	By: /s/ Carl G. Adams

Carl G. Adams
Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Name	Page No.

2.1	Limited Liability Company Agreement of

Metropolitan Senior Housing, LLC, a Delaware

Limited Liability Company, dated as of June 29,

2000 (Exhibit 10.1 to Sunrise’s Form 10-Q for

the quarter ended June 30, 2000).

2.2	Purchase and Sale Agreement dated as of June 29,

2000, by and between certain Sunrise affiliates

and Metropolitan Senior Housing, LLC for the

sale of three (3) properties (Exhibit 10.2 to

Sunrise’s Form 10-Q for the quarter ended June

30, 2000).

2.3	Purchase and Sale Agreement dated as of June 29,

2000, by and between certain Sunrise affiliates

and Metropolitan Senior Housing, LLC for the

sale of eight (8) properties (Exhibit 10.3 to

Sunrise’s Form 10-Q for the quarter ended June

30, 2000).